EXHIBIT 99.1


                                 MINUTES/ORDER


IN RE:  Advanced Depositions                CASE/ADVERSARY NO.:  01-12803
        Technologies, Inc.

JUDGE CAROL J. KENNER                       DATE:  May 18, 2001

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NATURE OF PROCEEDINGS:

Evidentiary hearing on Debtor's Motion for order authorizing use of cash collateral and granting adequate protection.

Counsel Present:  C. Bennett   K. Simard   K. Leonetti   E. Bradford

COURT ACTION:

__ Motion GRANTED                     __ Motion DENIED

__ Motion taken under advisement

__ Hearing continued to ______________ at _____ a.m.

__ Evidentiary hearing scheduled to ______________ at _____ a.m.

Other: Evidentiary hearing held. The Court denied the debtor's Motion for order authorizing use of cash collateral for the reasons stated on the record. The Court authorized the debtor to issue today paychecks to employees for wages, taxes and benefits carried through May 18, 2001 in the approximate amount of $70,000.00. The Court authorized the debtor to pay vendors for post petition goods and services provided through May 18, 2001 up to $25,000.00 and to provide to the Bank of Canada a full accounting forthwith.

It Is So Noted:                               It Is So Ordered:


/s/                           5/21/01         /s/ Carol J. Kenner
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Courtroom Clerk                Date           U.S. Bankruptcy Judge